UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 24, 2013

Coeur Mining, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-8641	82-0109423
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

505 Front Ave., P.O. Box “I”

Coeur d’Alene, Idaho, 83816

(Address of Principal Executive Offices)

(208) 667-3511

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 8.01 below pertaining to the NSR Agreement is incorporated herein by reference.

Item 8.01.	Other Events.

On June 24, 2013, Coeur Rochester, Inc. (“CRI”), a wholly owned subsidiary of Coeur Mining, Inc. (the “Company” or “Coeur”), entered into a Settlement Agreement and Mutual Release (the “Settlement Agreement”) with Rye Patch Gold US Inc., a Nevada corporation (“Rye Patch Gold US”), and Rye Patch Gold Corp., a British Columbia corporation (together with Rye Patch Gold US, “RPG”). The closing of the transactions contemplated by the Settlement Agreement (the “Closing”) occurred on June 27, 2013.

At the Closing, in accordance with the terms of the Settlement Agreement, all disputes among CRI and RPG regarding competing mining claims located by each of the parties on or adjacent to the property encompassed by CRI’s Rochester gold and silver mine, in Pershing County, Nevada (the “Rochester Mine”) (the “Claims”) were mutually released and CRI and RPG agreed to take necessary actions to cause all currently pending litigation involving the parties associated with the Claims to be dismissed with prejudice. In addition, CRI acquired all RPG mining claims in dispute with CRI claims, in exchange for (1) a $10 million cash payment, (2) the entry into a Net Smelter Returns Royalty Agreement between Rye Patch Gold US and CRI (the “NSR Agreement”), and (3) granting RPG an option to acquire CRI’s federal patented mining claim called “Blue Bird”, which must be exercised, if at all, within 10 days after Closing.

The NSR Agreement grants to Rye Patch Gold US a 3.4% net smelter returns royalty (the “NSR”) on up to 39.4 million silver equivalent ounces produced and sold from the Rochester Mine beginning January 1, 2014, payable in cash on a quarterly basis. For each calendar quarter, the NSR will be payable on the actual sales prices received at the time of sale (exclusive of gains or losses associated with trading activities), less refining costs, of gold and silver produced and sold from the Rochester Mine. Under the terms of the NSR Agreement, the NSR is transferable by Rye Patch Gold US after January 1, 2014, but only to an unaffiliated royalty and streaming company. The NSR Agreement also provides that CRI has a right of first refusal to acquire the NSR if Rye Patch Gold US receives a bona fide proposal to acquire the NSR from a third party.

The foregoing descriptions of the Settlement Agreement and the NSR Agreement do not purport to be complete and are subject to, and are qualified in their entirety by, reference to the copies of the Settlement Agreement and the NSR Agreement, which are attached as Exhibits 99.1 and 99.2 hereto, respectively, and incorporated herein by reference.

A copy of the press release issued by the Company on June 25, 2013 announcing the entry into the Settlement Agreement is attached as Exhibit 99.3 hereto and is incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements

The information contained in this Current Report on Form 8-K and the exhibits attached hereto contain forward-looking statements within the meaning of securities legislation in the United States and Canada, including, among others, Coeur’s expectations with respect to the Settlement Agreement, the NSR Agreement, production levels, mineral reserve growth, exploration results and planned expansions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause Coeur’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among others, the risks and hazards inherent in the mining business (including environmental hazards, industrial accidents, weather or geologically related conditions), changes in the market prices of gold and silver, the uncertainties inherent in Coeur’s production, exploratory and developmental activities, including risks relating to permitting and regulatory delays and disputed mining claims, any future labor disputes or work stoppages, the uncertainties inherent in the estimation of gold and silver ore reserves, changes that could result from Coeur’s future acquisition of new mining properties or businesses, reliance on third parties to operate certain mines where Coeur owns silver production and reserves, the loss of any third-party smelter to which Coeur markets silver and gold, the effects of environmental and other governmental regulations, the risks inherent in the ownership or operation of or investment in mining properties or businesses in foreign countries, Coeur’s ability to raise additional financing necessary to conduct its business, make payments or refinance its debt, as well as other uncertainties and risk factors set out in filings made from time to time with the SEC, and the Canadian securities regulators, including, without limitation, Coeur’s reports on Form 10-K and Form 10-Q. Actual results, developments and timetables could vary significantly from the estimates presented. Readers are cautioned not to put undue reliance on forward-looking statements. Coeur disclaims any intent or obligation to update publicly such forward-looking statements, whether as a result of new information, future events or otherwise. Additionally, Coeur undertakes no obligation to comment on analyses, expectations or statements made by third parties in respect of Coeur, its financial or operating results or its securities.

Item 9.01.	Financial Statements and Exhibits.

(d)	List of Exhibits

Exhibit No.	Description

Exhibit 99.1	Settlement Agreement and Mutual Release dated as of June 24, 2013, by and among Coeur Rochester, Inc. and Rye Patch Gold US Inc. and Rye Patch Gold Corp.

Exhibit 99.2	Net Smelter Royalty Agreement dated as of June 27, 2013, by and among Coeur Rochester, Inc. and Rye Patch Gold US Inc.

Exhibit 99.3	Press Release dated June 25, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COEUR MINING, INC.

Date:	June 28, 2013	By:	/s/ Casey M. Nault
		Name:	Casey M. Nault
		Title:	Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

Exhibit 99.1	Settlement Agreement and Mutual Release dated as of June 24, 2013, by and among Coeur Rochester, Inc. and Rye Patch Gold US Inc. and Rye Patch Gold Corp.

Exhibit 99.2	Net Smelter Royalty Agreement dated as of June 27, 2013, by and among Coeur Rochester, Inc. and Rye Patch Gold US Inc.

Exhibit 99.3	Press Release dated June 25, 2013.